Exhibit 10.2

PROMISSORY NOTE

$4,000,000.00

December 15, 2006

White Bear Lake, Minnesota

FOR VALUE RECEIVED, the undersigned, Blue Ridge Real Estate Company, a Pennsylvania corporation, ("Maker") promises to pay to the order of STATE FARM BANK, F.S.B., a Federal Savings Bank, its successors or assigns ("State Farm"), the principal sum of Four Million and 00/100 Dollars ($4,000,000.00) ("Principal"), together with interest on the unpaid Principal balance outstanding from the date hereof until paid at the Interest Rate (defined below). Interest shall be computed on the basis of the actual number days in the relevant Interest Period. Principal and interest accrued thereon, together with all other sums which may be at any time due, owing or required to be paid by the terms of the Mortgage (hereinafter defined) and other Loan Documents (as defined in the Mortgage) are hereinafter collectively called the "Indebtedness" .

I.

Terms: Definitions.

A.

"Interest Rate" shall mean the Initial Interest Rate or the Revised Rate, as applicable, and the following terms shall apply:

1.

The initial interest rate (the "Initial Interest Rate") which shall be in effect during the Initial Interest Period shall be six and twenty five hundredths percent (6.25%) per annum, which has been calculated by State Farm by adding the LIBOR Rate plus the Applicable Percentage.

2.

The Initial Interest Rate shall be revised for the subsequent Interest Period (the "Initial Rate Revision") and for all other subsequent Interest Periods at the then-applicable LIBOR Rate plus the Applicable Percentage (the "Revised Rate").   State Farm shall provide notice to advise the Maker as to the Initial Rate Revision or the Revised Rate (as applicable) for the then-subsequent Interest Period no later than the close of business on the day that the Initial Rate Revision or the Revised Rate (as applicable) is determined by State Farm.   The determination of the Initial Rate Revision or the Revised Rate (as applicable) shall occur two (2) business days prior to the end of the then-current Interest Period. The Initial Rate Revision shall become effective on the first day of the month following the expiration of the Initial Interest Period. The Revised Rate shall become effective on the first day of the month following the expiration of the then-applicable Interest Period.

B.

"Applicable Percentage" shall mean nine tenths percent (.90%).

C.

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois.

D.

"Initial Interest Period" shall mean the period of time beginning on the date State Farm funds the Loan ("Loan Funding Date") and ending on the last calendar day of the month in which the Loan Funding Date occurred.

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E.

"Interest Period" shall mean for any period for which interest is to be calculated or paid, the period commencing on the first day of the month following the expiration of the Initial Interest Period or the preceding Interest Period (as applicable) and continuing up to the last calendar day of the month in which the Initial Interest Period or Interest Period (as the case may be) expires. Other than the Initial Interest Period, each Interest Period shall be three (3) calendar months in length.

F.

"LIBOR Business Day" shall mean a Business Day on which dealings in U.S. dollars are carried on in the London Interbank Market.

G.

"LIBOR Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 3-month period that appears on the Bloomberg Financial Markets Service Page BBAM-l (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 A.M. (London, England time) two (2) LIBOR Business Days before the commencement of such Initial Interest Period or Interest Period (as the case may be).

The LIBOR Rate shall be: (i) determined; and (ii) Notice (the "Notice") provided to the Maker by State Farm as indicated in this Article I.  The Notice shall include a copy of the relevant screen used for the determination of LIBOR, a calculation of the LIB OR Rate for such Interest Period and the number of days in such Interest Period. If the Maker does not concur with terms contained in the above Notice, the Maker shall provide a Response (the "Response") within three (3) business days to State Farm after its receipt of the Notice. In the absence of a timely Response the terms of the Notice shall be deemed accepted by the Maker.

H.

"Reuters Screen LIBO Page" means the display designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits).

II.

Payments.

A.

Principal and interest shall be payable as follows:

1.

On the date of disbursement, Maker shall pay, in advance, all interest at the Initial Interest Rate from the date of disbursement to and including December 31, 2006 (said time period being the Initial Interest Period);

2.

On the first (1st) day of February, 2007, and on the first (1st) day of each succeeding month thereafter until this Note matures (each a "Regular Payment Date"), Maker shall pay interest only (each, a "Monthly Payment"), in arrears, accruing on the outstanding Principal balance, at the Revised Rate effective during the applicable Interest Period;

3.

On or before the Maturity Date, which shall be January 1, 2009, subject to Paragraph XV below, Maker shall pay the entire unpaid Principal balance and any interest accrued but remaining unpaid and all other Indebtedness. Maker acknowledges that the Monthly

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Payments will not be sufficient to fully amortize the Principal amount of this Note and that a "balloon" payment will be due on the Maturity Date.

B.

All required payments are to be made to State Farm at One State Farm Plaza, Bloomington, Illinois 61710, Attention: Investment Accounting, D-3, or at any other place State Farm shall designate in writing.

C.

All Obligations (as defined in the Mortgage) are payable in lawful money of the United States of America which is legal tender for public and private debts.

D.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage and other Loan Documents.

III.

Events of Default

A.

It shall constitute an event of default ("Event of Default") of and under this Promissory Note ("Note") if any of the following events shall occur:

1.

Maker shall fail to pay any installment of Principal and interest when due under this Note. However, Monthly Payments received by State Farm within ten (10) days of the Regular Payment Date shall be considered made as required. If payment is not received by State Farm by the tenth day of the month when due, the Default Rate (as defined below) shall apply from the first day of such month.

2.

Maker shall fail to perform or observe any of the other covenants, agreements or conditions of this Note and all applicable notice and cure periods, if any, have expired or an Event of Default shall occur under any of the other Loan Documents now or hereafter evidencing or securing the Indebtedness.

B.

While any Event of Default exists, the Interest Rate shall be increased to five percent (5%) per annum in excess of the Interest Rate then applicable (the "Default Rate") from the date of the Event of Default until such Event of Default is cured. The fluctuating Default Rate at which interest accrues shall be adjusted simultaneously, at each change of the LIBOR Rate. Failure to charge such increased interest shall not be a waiver of the right to do so at any future time or with respect to any other Event of Default.  It is a condition precedent to the cure of any Event of Default that Maker shall pay all Principal and accrued interest required under this Note (i.e. that would have been paid but for the Event of Default) to the most current Regular Payment Date, and the difference between the Default Rate and the Interest Rate from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured.

C.

Prior to an Event of Default, payments received by State Farm shall be applied first to interest and the remainder to Principal. After an Event of Default, State Farm may, at its option, apply any payments or other amounts received first to the payment of State Farm's expenses incurred in accordance with the provisions of the Loan Documents, then to interest, and the remainder to Principal.

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D.

In case of an Event of Default by Maker in the performance or observance of any of the covenants, agreements or conditions of this Note or the other Loan Documents and the expiration of any applicable cure periods, State Farm, at its option and without further notice, may declare the Indebtedness, including the entire Principal balance, together with all interest accrued and unpaid thereon, to be immediately due and payable. Failure to exercise this option for a particular Event of Default shall not constitute a waiver of the right to exercise same in case of any subsequent Event of Default.

IV.

Security.

This Note is secured by, among other Loan Documents, (i) a Mortgage and Security Agreement executed by Maker to and in favor of State Farm of even date with this Note ("Mortgage") which encumbers and constitutes a lien upon and security interest in certain real property and fixtures located in City of White Bear Lake, County of Washington, State of Minnesota (the "State") and certain other properties, rights and interests, all as more fully described in the Mortgage (the "Premises") and (ii) an Assignment of Rents and Leases executed by Maker to and in favor of State Farm of even date herewith (the "Assignment of Rents and Leases") in which Rents (as defined therein) and the Lease (as defined therein) are absolutely and unconditionally assigned by Maker to State Farm, the terms and provisions of which Mortgage and Assignment of Rents and Leases are incorporated herein by reference and made a part hereof.

V.

Prepayment.

A.

This Loan shall be open to prepayment during the term of the Loan provided Maker first gives State Farm written notice at least thirty (30) days but no more than sixty (60) days before the Payment Date selected by Maker for prepayment (the "Prepayment Date"), Maker may prepay the entire outstanding Principal on said Prepayment Date; provided that all other amounts due under the Loan Documents as Indebtedness are also paid.

Failure to prepay on the selected Prepayment Date shall not be a default by Borrower hereunder but shall be considered a waiver by Maker of the present right to prepay on such Prepayment Date.

B.

If State Farm declares the entire Indebtedness to be immediately due and payable, pursuant to the terms of the Loan Documents, Maker agrees that a fee ("Prepayment Fee") equal to one percent (1%) of the entire Principal amount of the Loan then outstanding, calculated as if the Prepayment Date were the date of acceleration, shall apply if allowed by Applicable Law (as hereinafter defined). The Loan may be voluntarily prepaid without a Prepayment Fee on any Prepayment Date. No Prepayment Fee shall be payable in the event that the Loan is prepaid in whole or in part by application of insurance or condemnation proceeds as required by the Loan Documents.

VI.

Limitation of Liability.

In consideration of the security provided by the Maker to State Farm for repayment of the Indebtedness, including, without limitation, the liens on and security interests in the Premises granted pursuant to the Mortgage and the assignment of the Rents and Leases made pursuant to

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the Assignment of Rents and Leases, upon the occurrence of an Event of Default under the Mortgage or under any of the other Loan Documents, State Farm agrees that it shall not, except as otherwise set forth in this Section, seek to enforce, nor shall State Farm be entitled to enforce, any deficiency or monetary judgment against Maker, any partner of Maker, any member of Maker, any shareholder, officer or director of Maker, or any beneficiary of Maker (individually, an "Exculpated Party", and collectively, the "Exculpated Parties"), personally, and shall not levy or execute judgment upon any property of the Exculpated Parties, other than the Premises; it being expressly agreed, acknowledged and understood, however, that (i) the foregoing limitation of the liability of an Exculpated Party shall not apply to Liable Parties (as defined below) to the extent provided in subparagraph (D) below, or to the extent that an Exculpated Party or a Liable Party (as defined below) is otherwise liable for the obligations of the Maker by operation of law or is otherwise liable to State Farm under any agreement, statute, regulation or any governing law; and (ii) nothing contained herein shall in any manner or way release, affect or impair:

A.

The existence of the Indebtedness and Obligations created in and evidenced by the Loan Documents;

B.

The enforceability of the liens, security interests and assignments created in and granted by the Loan Documents against the Premises;

C.

The enforceability of any guaranty of the Indebtedness and Obligations of the Maker given to State Farm; or

D.

The right of the State Farm to recover from the Maker, Big Boulder Corporation, a Pennsylvania corporation, BRRE Holdings, Inc., a Delaware corporation and BBC Holdings, Inc., a Delaware corporation (individually, a "Liable Party" and collectively, the "Liable Parties") who shall be jointly and severally liable for all Losses (as hereinafter defined) incurred by State Farm (whether directly or indirectly) arising from or related to the following:

1.

The failure to pay any Rents received by any of the Exculpated Parties or Liable Parties either within ninety (90) days prior to an Event of Default or any time after an Event of Default (all such Rents received during such periods being herein called "Recoverable Rents") to: (x) the payment of any amount due under the Loan Documents, including, without limitation, the Indebtedness; (y) the payment of all operating expenses of the Premises; or (z) the performance of any Obligations required under the Loan Documents; provided, however, the Liable Parties shall not be liable to State Farm under this subsection (1.) for any Recoverable Rents in excess of the Recoverable Rents applied to the payment of the amounts and the performance of the Obligations set forth in (x), (y) and (z) above;

2.

The misapplication or misappropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by Maker, any affiliate of the Maker or any other person or entity (other than State Farm) in connection with the operation of the Premises in violation of the Loan Documents or any leases affecting the Premises;

3.

Any amount(s) necessary to repair or replace any damage to or destruction of the Premises which is caused by any willful or wanton act or omission on the part of any of

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the Exculpated Parties or Liable Parties including, without limitation, waste or any act of arson or malicious destruction by any of the Exculpated Parties or Liable Parties;

4.

The failure to maintain insurance as required by the Loan Documents or any leases affecting the Premises or the failure to timely pay insurance premiums, real estate taxes, regular or special assessments (only to the extent that income from the Premises could have paid such taxes, and regular or special assessments) or utility charges affecting the Premises;

5.

All outstanding amounts due under the Indebtedness and Obligations, including principal, interest and other charges, due to a transfer of any interest in the Premises in violation of section 3.11 of the Mortgage;

6.

Any insurance proceeds or condemnation awards received by any of the Exculpated Parties or Liable Parties and not delivered over to State Farm or used for Restoration (as defined in the Mortgage) of the Premises in accordance with the terms of the Loan Documents;

7.

Any fraud or willful misrepresentation of a material fact by any of the Exculpated Parties or Liable Parties in any document executed or presented to State Farm in connection with the Loan; or

8.

Any use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Premises of any materials, substances or wastes defined or classified as hazardous or toxic under applicable Federal, State or local laws or regulations or arising out of or from any failure on the part of any of the Exculpated Parties or Liable Parties to comply with the provisions of the Environmental Indemnification Agreement.

9.

Any landlord default, or any action or omission of the landlord which, but for the giving of notice and failure to complete curative action within an applicable grace period would constitute a landlord default, occurring prior to the date State Farm acquires fee title to the Premises, under any lease of space within the Premises, as any such lease may be hereafter amended, regardless of whether any such Losses are incurred as a direct liability of State Farm or are asserted as an offset of rents.

As used herein, the term "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (including, without limitation, offsets and abatements of Rent), costs, fines, penalties, charges, fees, expenses (including, without limitation, reasonable legal fees and expenses and other costs of defense and internal administrative fees assessed by State Farm), judgments, awards, amounts paid in settlement of whatever kind or nature.

VII. Non-Usurious Loan

A.

It is the intention of Maker and State Farm that this Note and all other Loan Documents shall comply with any Applicable Law. To that end, the parties stipulate and agree that none of the terms and provisions of this Note or the Loan Documents shall ever be construed

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to create a contract that violates any Applicable Law or exceeds the limits imposed or provided by Applicable Law for the use or detention of money or for forbearance in seeking its collection.

B.

In the event that interest paid or received under this Note or the other Loan Documents shall result, because of any reduction of Principal or any other reason, in an effective rate of interest which for any period is in excess of applicable usury limits, such excess interest for the period in question shall, at State Farm's option, be refunded to Maker or be applied upon the outstanding Principal of the Note without a Prepayment Fee.

C.

The term "Applicable Law", as such term is used in this Note shall mean any Federal, State or local statute or other law, including, but not limited to, the applicable usury laws of the State or the United States (whichever allows the greater rate of interest), as such Applicable Law now exists, is amended or is enacted during the term of this Note.

D.

The Maker represents and agrees that the Indebtedness evidenced by this Note constitutes a commercial business loan under Applicable Law.

VIII. State Farm's Attorney Fees.

Should the Indebtedness evidenced by this Note or any part thereof be: (i) collected at law or in equity or through any legal, bankruptcy, receivership, probate or other court proceedings; (ii) placed in the hands of attorneys for collection after the occurrence of an Event of Default; or (iii) the subject of any court proceeding involving the lien of the Mortgage or its priority, Maker and all endorsers, guarantors and sureties of such Indebtedness jointly and severally agree to pay to State Farm, in addition to the Principal and interest due and payable hereunder and all other Obligations due pursuant to the terms of the Loan Documents, reasonable attorneys' and paralegals' fees and collection costs, including those incurred by State Farm on any appeal.

IX

Maker's Waivers.

Maker and all endorsers, guarantors and sureties of the Indebtedness evidenced by this Note and any other persons liable or to become liable on or for such Indebtedness hereby severally waive presentment for payment, demand and notice of demand, dishonor and notice of dishonor, protest and notice of protest, and nonpayment and notice of nonpayment of this Note, and all other notices and demands, except as specifically provided in the Loan Documents, including without limitation, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of the Note, diligence in collection and the bringing of suit against any other party and hereby further agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, whether before or after maturity.

X.

Payment of Taxes and Fees.

Maker agrees to pay all costs, expenses, fees and taxes on or with respect to the execution, delivery, recordation, existence or possession of this Note, the Mortgage and other Loan Documents, including, without limitation, all recording fees and any documentary stamp

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tax or intangible personal property tax now or hereafter required by Applicable Law to be affixed or paid with respect to this Note, the Mortgage or the other Loan Documents.

XI.

Waiver of Trial by Jury

MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO OR ARISING FROM THIS NOTE OR THE OTHER LOAN DOCUMENTS.

AT THE OPTION OF STATE FARM, THIS NOTE, THE MORTGAGE AND/OR THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE PREMISES LIES OR THE STATE COURT SITTING IN THE COUNTY IN WHICH THE PREMISES LIES; MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURTS AND WAIVES ANY ARGUMENT THAT JURISDICTION IN SUCH FORUMS IS NOT PROPER OR THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT ANY ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE MORTGAGE AND/OR THE OTHER LOAN DOCUMENTS, STATE FARM AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER MINNESOTA LAW.

XII. Releases.

State Farm may, without notice, and without regard to the consideration, if any, given or paid therefor, release or substitute any part of the Premises given as security for the repayment of the Indebtedness evidenced and represented by this Note without releasing any other property given as security for such Indebtedness, or may release any party obligated on or liable for the payment of the Indebtedness evidenced and represented by this Note without releasing any other party obligated on or liable for such Indebtedness, or may agree with any party obligated or liable for the repayment of the Indebtedness evidenced and represented by this Note to extend the time for payment of any part or all of such Indebtedness without releasing any party obligated on or liable for such Indebtedness. Failure on part of State Farm to exercise any right granted herein, in the Mortgage or the other Loan Documents shall not constitute a waiver of such right or preclude the subsequent exercise thereof.

XIII. Governing Law

THIS NOTE WAS NEGOTIATED, EXECUTED AND DELIVERED IN THESTATE OF MINNESOTA.  IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL

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BE GOVERNED BY AND CONSSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGAD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, MAKER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

XIV. Notices.

The provisions of Section 7.1 of the Mortgage shall govern notices given pursuant to this

Note.

XV. Option to Extend Loan Term.

The Maker shall have the right to extend the term of the Loan for two (2) successive one (1) year periods upon the following terms and conditions which terms and conditions shall be applicable to each of the two (2) permitted one (1) year extensions of the term of the Loan:

(a)

At least thirty (30) days prior to the Maturity Date and the term of the Loan, Maker shall furnish to State Farm a written notice of the Maker's intention to extend the term of the Loan for one year (the "Extension Notice").  Accompanying said Extension Notice shall be a non-refundable fee (the "Extension Fee") in the amount of Five Thousand Dollars ($5,000.00);

(b)

As of the date of State Farm's receipt of the Extension Notice and as of the date of the actual extension of the Loan term for one year, there shall be no Event of Default under any of the Loan Documents for the Loan and no event shall have occurred as of such date which, with the passage of time, the giving of notice, or both, would constitute an Event of Default under any of the Loan Documents;

(c)

Maker shall pay any costs and expenses of State Farm associated with the extension of the Maturity Date including, without limitation, the attorney's fees of State Farm’s outside counsel and all title insurance costs a title endorsement insuring that as of first day of the applicable one- year extension, the lien of the Mortgage remains a first and prior lien against the Premises encumbered by the Mortgage, subject to no exceptions other than the Permitted Exceptions (defined in the Mortgage) or otherwise consented to by State Farm in writing). In no event shall the Maturity Date be extended pursuant to this Section XV if any such extension would result in a loss of priority of the lien of the Mortgage.

(d)

The initial interest rate for this Note during the one year extension shall be set two (2) LIBOR Business Days prior to the Maturity Date by adding the LIBOR

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Rate in effect on said date to State Farm’s interest rate spread for floating rate first mortgage financing (the "Spread") as determined by State Farm within ten (10) days after receipt of Maker's Extension Notice. State Farm shall give the Maker written notice of State Farm’s determination of the Spread within said ten day time period. This Spread shall be used as the Applicable Percentage under this Note and used for subsequent interest rate revisions under this Note.

If the Maker rejects the Spread as determined by State Farm, the Maker shall give written notice of its rejection to State Farm within ten (10) days after receipt of State Farm's written notice to Maker of the Spread and the Extension Notice shall then be deemed to have been withdrawn by the Maker without any further legal effect other than to pay any fees and expenses payable pursuant to subsection (c) above. The Maker shall thereafter pay all of the Indebtedness and obligations under the Loan Documents on or before the existing Maturity Date.

(e)

All other provisions of the Loan Documents shall be applicable and remain unchanged during the applicable one year extension, including monthly payments of interest only.

IN WITNESS WHEREOF, Maker has executed, or caused these presents to be executed, as of the day and year first above written.

Maker's Address:
Rt. 940 & Moseywood Road
P.O. Box 707
Blakeslee, PA 18610-0707

BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania corporation

By: /s/ Eldon D. Dietterick

Name: Eldon D. Dietterick

Title: Executive Vice President and Treasurer

STATE OF PENNSYLVANIA

)

) ss.

COUNTY OF CARBON

)

The foregoing instrument was acknowledged before me this 13th day of December, 206 by Eldon D. Dietterick, the Executive Vice President of Blue Ridge Real Estate Company, a Pennsylvania corporation, on behalf of the corporation.

/s/ Mary M. Sweeney

COMMONWEALTH OF PENNSYLVANIA

Notarial Seal

Mary M. Sweeney, Notary Public

Kidder Twp., Carbon County

My Commission Expires Apr. 23, 2009

Member, Pennsylvania Association of Notaries